August 15, 2016	PRESS RELEASE

Aspirity Announces New CEO and Potential Term Loan Prepayment;
Reports Financial Results for Second Quarter and First Half of 2016

MINNEAPOLIS, MN – Today Aspirity Holdings LLC (“Aspirity” or the “Company”) announced the appointment of a new chief executive officer, a potential prepayment of the Term Loan, and financial results for the second quarter and first half of 2016.

New CEO

The Company announced that effective August 15, 2016, Scott C. Lutz, the Company’s Vice President and Chief Marketing Officer, has been promoted to President and Chief Executive Officer and has been appointed as a member of the Board of Directors. “Scott is well-qualified to serve as our CEO”, said Timothy S. Krieger, Chairman and Interim CEO. “Prior to joining a former subsidiary of the Company in May 2015, Scott operated TK&O Catalysts, a boutique consultancy combining business strategy and commercialization tactics, which he founded in June 2012. From October 2010 through June 2012, he served as CEO of Grocery Shopping Network, Inc. and from May 2008 to June 2012, he was Chief Marketing Officer for Life Time Fitness. Prior to 2008, Scott held executive roles at Best Buy, General Mills, and Procter & Gamble. He presently serves on the board of directors for The E. A. Sween Company and Emergency Physicians P.A. He graduated from the University of Missouri with a BS in chemical engineering in 1981”.

“I’m very excited to be part of this rapidly evolving Company and look forward to making a contribution to Aspirity’s success”, said Mr. Lutz.

Potential Term Loan Prepayment

Mr. Krieger also announced that he expects to be able to prepay a substantial portion of the term loan Enterprises owes to the Company. Mr. Krieger stated, “With sufficient cash to devote to our marketing efforts, we believe we may end this year with about 30,000 enrollees. This will provide a solid foundation for the development of the business in 2017”.

Second Quarter & First Half 2016 Financial Results

Although Aspirity and its predecessors have roots going back to 2015, Aspirity Energy is a start-up company and our financial results reflect that status. We only began the process of acquiring customers in January 2016 and, because the sale of electricity is a regulated business, we can only market in areas where we have been licensed by the appropriate state regulatory authority and qualified by the relevant investor owned utility. Our licensing and qualification processes have taken longer than expected, limiting our ability to market our services to potential customers.

As of June 30, 2016, we had 3,692 customers receiving electricity from us. As of June 30 and July 31, 2016, we were licensed in 4 full choice jurisdictions and were EDI compliant with 6 utilities serving over 8.4 million residential accounts. By the end of the first quarter of 2017, our goal is to be able to market power to the approximately 32 million residential customers located in the service areas of 44 investor-owned utilities in the 14 full choice jurisdictions.

We expect that for all of 2016, we will have enrolled approximately 30,000 households. Not all of these households will be receiving electricity from us as of the end of the year due to attrition and the time between sign-up and when cash is first collected, typically 90 days or so. Once this start-up period has been completed, we expect to collect cash from a customer every 30 days or so. All payments go to a lockbox operated by our energy supplier, Exelon, with funds collected during a given month released to us during the first week of the next month. During our start-up phase, the delay between signup and when cash is first collected puts a stress on our cash flow. While our agreement with Exelon allows us to defer payment for energy sold, we are still required to pay our marketing vendors for the enrollees they sign, typically twice a month.

Despite the difficulties we have encountered, which are not unusual for a start-up company, we believe that our marketing approach and the advantages our power supply agreement with Exelon gives us with respect to mitigation of commodity price risk and energy payment deferral augur well for our future development.

Until our retail energy business has gained scale, our primary sources of cash flow will be Note sales net of redemptions and loan repayments received by Aspirity Financial from Enterprises, our first and to date only financial services customer.

As previously disclosed, through the end of the first quarter of 2016, our financial results were consolidated with those of Enterprises. Enterprises is the parent company of Retail Energy Holdings, a company in the same business as Aspirity Energy, that is, the retail sale of electricity. Accordingly, under the accounting rules, our financials for the first half include the results of REH, which were significant. As of March 30, 2016, we are no longer required to consolidate Enterprises and REH; consequently, our second quarter numbers include only Aspirity’s financial results and, consequently, period-to-period comparisons are misleading.

●	Total revenues for the second quarter ended June 30, 2016 were $1,251,000 compared to $7,650,000 for the same period in 2015, a decrease of 84%, driven by the fact that REH is no longer consolidated with our results beginning with the start of the second quarter of 2016.
	●	For the first half of 2016, revenues were $10,857,000, down 17% from $13,112,000 for the same period in 2015.

The deconsolidation of Enterprises and REH has affected our profitability metrics as well.

●	For Q2 2016, the operating loss for the quarter totaled $2,079,000, a 130% increase from the operating loss of $905,000 in Q2 2015.
	●	For the first half of 2016, the operating loss was $4,608,000, up 16% from $3,978,000 compared to the same period in 2015.

●	The net loss from continuing operations for Q2 2016 totaled $3,113,000 compared to $1,303,000 for the first quarter of 2015, a 139% increase.
	●	For the first half of 2016, the net loss from continuing operations was $6,555,000, up 30% from $5,036,000 compared to the same period in 2015.

●	The net loss attributable to common for the second quarter of 2016 totaled $3,250,000 compared to $2,953,000 in the second quarter of 2015, up 10%.
	●	In the first half of 2016, net loss attributable to common totaled $6,007,000, compared to $2,257,000 for the same period in 2015, up 166%.

●	With respect to our balance sheet, unrestricted cash balances were $187,000 as of June 30, 2016 compared to $1,371,000 at December 31, 2015, and total current assets as a percent of total assets as of June 30, 2016 was 42.0% compared to 63.2% as of December 31, 2015.

About Aspirity Holdings, LLC

Aspirity Holdings, LLC, formerly known as Twin Cities Power Holdings, LLC, is a Minnesota limited liability company that serves as a holding company. Following the spin-off of Krieger Enterprises on November 1, 2015, the Company has start-up operations in two business segments - retail energy through Aspirity Energy (www.aspitityenergy.com) and financial services through Aspirity Financial. While the equity of Aspirity is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of 27 states. To obtain more information about the Company, an investment kit, or see our most recent interest rate offerings, visit www.aspirityholdings.com.

About Krieger Enterprises, LLC

Krieger Enterprises, which was spun off from Aspirity Holdings effective November 1, 2015, is headquartered at 16233 Kenyon Avenue, Lakeville MN 55044, telephone 952-241-3103. Enterprises trades virtual electricity for its own account in wholesale markets regulated by the Federal Energy Regulatory Commission as well as other energy-related derivative contracts on exchanges regulated by the Commodity Futures Trading Commission. Enterprises also, through its Retail Energy Holdings subsidiary, is a retail electricity supplier operating in Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, and Rhode Island (see www.townsquareenergy.com), and engages in certain asset management activities, including real estate development and investments in privately held businesses.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: “may”, “will”, “should”, “expect”, “anticipate”, “believe”, “estimate” “continue”, “predict”, or other similar words making reference to future periods, including statements regarding the number of enrollees, geographic areas to be served in the future, and the availability of capital from Enterprises or other sources. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the Risk Factors sections of our filings with the Securities and Exchange Commission. If any of the events described in these Risk Factors occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings, in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

Non-GAAP Financial Measures

Aspirity’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company’s financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and capitalization ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company’s ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III, CFO, 763-432-1502

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights - Statement of Operations Data

Dollars in thousands; may not add due to rounding	2016	2015	Pct chg

For the 3 months ended June 30
Wholesale trading	$-	$(416)	-100.0%
Retail energy services	357	8,067	-95.6%
Financial services	894	-	nm

Net revenue	1,251	7,650	-83.6%

Total costs of revenues & operations	3,330	8,555	-61.1%

Operating loss	(2,079)	(905)	129.8%

Interest expense	(1,035)	(482)	114.7%
Other income (expense), net	0	84	-99.9%

Loss from continuing operations before income taxes	(3,113)	(1,303)	139.0%
Tax provision	-	-	na

Net loss from continuing operations	(3,113)	(1,303)	139.0%

Loss from discontinued operations	-	(1,513)	-100.0%
Tax provision	-	-	na

Loss from discontinued operations	-	(1,513)	-100.0%

Net loss	(3,113)	(2,816)	10.6%
Net loss attributable to non-controlling interest	-	-	na

Net loss attributable to the Company	(3,113)	(2,816)	10.6%
Preferred distributions	137	137	0.0%

Net loss attributable to common	$(3,250)	$(2,953)	10.1%

For the 6 months ended June 30
Wholesale trading	$(52)	$(332)	-84.3%
Retail energy services	10,007	13,444	-25.6%
Financial services	902	-	nm

Net revenue	10,857	13,112	-17.2%

Total costs of revenues & operations	15,465	17,089	-9.5%

Operating loss	(4,608)	(3,978)	15.9%

Interest expense	(2,065)	(1,142)	80.8%
Other income (expense), net	119	84	42.2%

Loss from continuing operations before income taxes	(6,555)	(5,036)	30.1%
Tax provision (benefit)	-	-	na

Net loss from continuing operations	(6,555)	(5,036)	30.1%

Income from discontinued operations	712	3,053	-76.7%
Income tax benefit	-	-	na

Net income from discontinued operations	712	3,053	-76.7%

Net loss	(5,842)	(1,983)	194.6%
Net loss attributable to non-controlling interest	(110)	-	na

Net loss attributable to the Company	(5,733)	(1,983)	189.1%
Preferred distributions	275	275	0.0%

Net loss attributable to common	$(6,007)	$(2,257)	166.1%

Aspirity Holdings LLC & Subsidiaries

Consolidating Financial Highlights - Statement of Operations Data

Dollars in thousands; may not add due to rounding	Aspirity Holdings & Subsidiaries	Krieger Enterprises & Subsidiaries	Eliminations	Aspirity Holdings Consolidated

For the 3 months ended June 30, 2016
Wholesale trading	$-	$-	$-	$-
Retail energy services	357	-	-	357
Financial services	894	-	-	894

Total revenue	1,251	-	-	1,251

Total costs of revenues & operations	3,330	-	-	3,330

Operating loss	(2,079)	-	-	(2,079)

Interest expense	(1,035)	-	-	(1,035)
Other income (expense), net	0	-	-	0

Other income (expense), net	(1,035)	-	-	(1,035)

Loss from continuing operations
before income taxes	(3,113)	-	-	(3,113)
Tax provision	-	-	-	-

Net loss from continuing operations	(3,113)	-	-	(3,113)

Income from discontinued operations	-	-	-	-
Tax provision	-	-	-	-

Net income from discontinued operations	-	-	-	-

Net loss	(3,113)	-	-	(3,113)

Net loss from non-controlling interest	-	-	-	-

Net loss attributable to Company	(3,113)	-	-	(3,113)
Preferred distributions	137	-	-	137

Net loss attributable to common	$(3,250)	$-	$-	(3,250)

For the 6 months ended June 30, 2016
Wholesale trading	$-	$(52)	$-	$(52)
Retail energy services	372	9,636	-	10,007
Financial services	1,616	-	(715)	902

Total revenue	1,988	9,583	(715)	10,857

Total costs of revenues & operations	5,723	9,742	-	15,465

Operating loss	(3,735)	(159)	(715)	(4,608)

Interest expense	(1,998)	(677)	609	(2,065)
Other income (expense), net	0	119	-	119

Other income (expense), net	(1,998)	(558)	609	(1,946)

Loss from continuing operations
before income taxes	(5,733)	(717)	(105)	(6,555)
Tax provision	-	-	-	-

Net loss from continuing operations	(5,733)	(717)	(105)	(6,555)

Income from discontinued operations	-	607	105	712
Tax provision	-	-	-	-

Net income from discontinued operations	-	607	105	712

Net loss	(5,733)	(110)	-	(5,842)

Net loss from non-controlling interest	-	(110)	-	(110)

Net loss attributable to Company	(5,733)	-	-	(5,733)
Preferred distributions	275	-	-	275

Net loss attributable to common	$(6,007)	$-	$-	$(6,007)

Aspirity Holdings LLC & Subsidiaries

Consolidated Financial Highlights - Balance Sheet Data

Dollars in thousands; may not add due to rounding	Jun 30,	Dec 31,
	2016	2015	Pct chg

Unrestricted cash	$187	$1,371	-86.4%
Cash in trading accounts	-	1,800	-100.0%
Cash in collateral accounts	29	246	-88.4%
Accounts receivable	278	3,558	-92.2%
Term Loan - current (1)	7,597	-	nm
Prepaid expenses and other current assets	55	82	-33.5%
Assets of discontinued operations - current	-	11,084	-100.0%
Total current assets	8,145	18,142	-55.1%

Property, equipment and furniture, net	87	218	-60.2%
Term Loan - non-current (1)	10,800	-	nm
Accrued financial services revenue (1)	358	-	nm
Assets of discontinued operations - non-current	-	10,325	-100.0%
Total assets	$19,390	$28,685	-32.4%

Revolver and short term debt (1)	$300	$1,213	-75.3%
Renewable unsecured subordinated notes	10,151	10,120	0.3%
Accounts payable	1,331	2,471	-46.1%
Accrued expenses	2,293	3,593	-36.2%
Liabilities of discontinued operations - current	-	5,046	-100.0%
Total current liabilities	14,076	22,444	-37.3%

Renewable unsecured subordinated notes	15,607	14,050	11.1%
Liabilities of discontinued operations - non-current	-	242	-100.0%

Total liabilities	29,683	36,736	-19.2%

Series A preferred equity	2,745	2,745	0.0%
Common equity	(13,038)	(7,500)	73.8%

Total members' equity	(10,293)	(4,755)	116.5%
Non-controlling interest	-	(3,955)	nm
AOCI attirbuted to non-controlling interest	-	659	nm

Total equity	(10,293)	(8,051)	27.8%
Total liabilities & equity	$19,390	$28,685	-32.4%

Other
Total current assets, percent of total assets	42.0%	63.2%	-33.6%
Debt to total capital ratio	165.3%	146.5%	12.9%
Debt to total equity ratio	-2.53 x	-3.15 x	-19.7%

1 - Indicated amounts as of June 30, 2016 are due from or to a related party